Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Merchants & Marine Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elise Bourgeois, Senior Vice President, Cashier and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Elise Bourgeois
Elise Bourgeois, Senior Vice President,
Cashier, and Chief Financial Officer
May 14, 2012

A signed original of this written statement required by Section 906 has been provided to Merchants & Marine Bancorp, Inc. and will be retained by Merchants & Marine Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.